Exhibit 99.1

GREENBROOK TMS REPORTS THIRD QUARTER OPERATIONAL AND FINANCIAL
RESULTS

November 29, 2024 – Toronto, Ontario – Greenbrook TMS Inc. (OTCQB: GBNHF) (“Greenbrook” or the “Company”) today announced its third quarter 2024 (“Q3 2024”) operational and financial results. All values in this news release are in United States dollars, unless otherwise stated.

THIRD QUARTER 2024 OPERATIONAL AND FINANCIAL HIGHLIGHTS

•
Quarterly service revenue increased by 9% to $18.9 million, up $1.5 million as compared to the third quarter of 2023 (“Q3 2023”) and increased by 3% to $56.0 million for the nine-month period ended September 30, 2024 (“YTD 2024”), up $1.6 million as compared to the nine-month period ended September 30, 2023 (“YTD 2023”), despite the closure of mental health service centers (“Treatment Centers”) in connection with the Company’s previously-announced comprehensive restructuring plan during YTD 2023 (the “Restructuring Plan”) and the previously-announced transfer of 12 Treatment Centers in the State of New Jersey to Mr. Benjamin Klein as a result of the settlement agreement and release in Q3 2024.

•
The Company recognized other revenue in Q3 2024 by completing certain key milestones related to the research collaboration agreement with Compass Pathways plc, to explore delivery models for investigational COMP360 psilocybin treatment. Other revenue was $0.2 million in Q3 2024 and $1.5 million in YTD 2024, as compared to nil in Q3 2023 and YTD 2023.

•
Regional operating loss increased by 242% in Q3 2024 to $0.5 million, up $0.4 million as compared to Q3 2023, and increased by 303% to $1.8 million in YTD 2024, up $1.3 million as compared to YTD 2023, due to an increase in direct center and regional costs.

•
Loss for the period and comprehensive loss decreased by 16% in Q3 2024 to $11.0 million, down $2.1 million as compared to Q3 2023, and decreased by 6% in YTD 2024 to $33.3 million, down $2.0 million as compared to YTD 2023.

•
The Company continued its roll-out of diversified treatment offerings to patients in Q3 2024. The Company has expanded its Spravato® offering to 82 Treatment Centers to date, its medication management offering to 11 Treatment Centers to date and its talk therapy program to Treatment Centers within Florida and Missouri.

•
On August 12, 2024, the Company announced that it entered into a definitive arrangement agreement (the “Arrangement Agreement”) with Neuronetics, Inc. (“Neuronetics”), in which Neuronetics will acquire all of the outstanding common shares of Greenbrook (the “Common Shares”) in an all-stock transaction (the “Neuronetics Transaction”). On November 8, 2024, the Neuronetics Transaction was approved by the shareholders of the Company and the stockholders of Neuronetics, respectively. On November 15, 2024, the Company obtained a final order from the Ontario Superior Court of Justice (Commercial List) approving the previously announced plan of arrangement in accordance with the Business Corporations Act (Ontario). The Neuronetics Transaction is expected to close in early December 2024, subject to the satisfaction of customary closing conditions.

•
On November 15, 2024, the Company began a supplemental restructuring plan (the “Supplemental Restructuring Plan”) in an effort to continue to accelerate its path to achieve sustainable profitability and long-term growth. As part of this initiative, the Company plans to decrease its operating footprint by closing 23 Treatment Centers by the end of 2024, allowing management to focus on its remaining 95 Treatment Centers. The Supplemental Restructuring Plan aims to leverage the scale and capabilities of the combined business with Neuronetics to further drive operational efficiencies while streamlining its focus to its most profitable Treatment Centers across the United States.

Bill Leonard, President and Chief Executive Officer of Greenbrook, commented:

“With the imminent closing of the Neuronetics Transaction, we are excited to create a vertically-integrated organization capable of providing access to mental health treatment with significant scale in the United States. We believe the Neuronetics Transaction, coupled with our previously-announced Supplemental Restructuring Plan, will assist in accelerating our path to profitability. Looking to the future, we believe that mental health remains a key focus in the United States and the unmet demand for treatment remains at an all-time high. We continue to offer innovative solutions for this unmet need and our leadership position and nationwide footprint continues to serve as a valuable platform to bring the needed help to patients struggling with depression.”

SELECTED THIRD QUARTER FINANCIAL AND OPERATING RESULTS (1)

Selected Financial Results

(US$) (unaudited)	Q3 2024	Q3 2023	YTD 2024	YTD 2023
Total revenue	19,072,131	17,364,264	57,492,388	54,359,174
Regional operating loss	(505,900)	(148,119)	(1,782,512)	(442,006)
Loss before income taxes	(11,026,865)	(13,092,397)	(33,319,328)	(35,303,906)
Loss for the period and comprehensive loss	(11,026,865)	(13,092,397)	(33,319,328)	(35,303,906)
Loss attributable to the common shareholders of Greenbrook	(11,346,231)	(13,032,776)	(33,268,146)	(35,088,429)
Net loss per share (basic and diluted)	(0.29)	(0.31)	(0.77)	(0.93)

Note:
(1)	Please note that additional selected consolidated financial information can be found at the end of this press release.

Selected Operating Results

	As at September 30,		As at December 31,
(unaudited)	2024	2023	2023
Number of active Treatment Centers(1)	118	130	130
Number of Treatment Centers-in-development(2)	–	–	–
Total Treatment Centers	118	130	130
Number of management regions	16	17	17
Number of TMS Devices installed	260	261	260
Number of regional personnel	386	401	391
Number of shared-services / corporate personnel(3)	129	91	98
Number of providers(4)	174	207	205
Number of consultations performed(5)	27,237	26,233	34,124
Number of patient starts(5)	7,328	8,047	10,401
Number of Treatments performed(5)	234,425	253,876	343,790
Average service revenue per Treatment(5)	$239	$214	$215

Notes:

(1)	Active Treatment Centers represent Treatment Centers that have performed billable Treatment services during the applicable period.
(2)	Treatment Centers-in-development represents Treatment Centers that have committed to a space lease agreement and the development process is substantially complete.
(3)	Shared-services / corporate personnel is disclosed on a full-time equivalent basis. The Company utilizes part-time staff and consultants as a means of managing costs.
(4)	Number of providers represents clinician partners that are involved in the provision of Treatment services from our Treatment Centers.
(5)	Figure calculated for the applicable year or period ended.

For more information, please refer to the Management’s Discussion & Analysis of Financial Condition and Results of Operations and the unaudited condensed interim consolidated financial statements of the Company for the three and nine months ended September 30, 2024 and 2023. These documents will be available on the Company’s website at www.greenbrooktms.com, under the Company’s SEDAR+ profile at www.sedarplus.com and under the Company’s EDGAR profile at www.sec.gov.

About Greenbrook TMS Inc.

Operating through 118 Company-operated Treatment Centers (prior to completion of the Supplemental Restructuring Plan), Greenbrook is a leading provider of Transcranial Magnetic Stimulation (“TMS”) and Spravato®, FDA-cleared, non-invasive therapies for the treatment of Major Depressive Disorder (“MDD”) and other mental health disorders, in the United States. TMS therapy provides local electromagnetic stimulation to specific brain regions known to be directly associated with mood regulation. Spravato® is offered to treat adults with treatment-resistant depression and depressive symptoms in adults with MDD with suicidal thoughts or actions. Greenbrook has provided more than 1.68 million treatments to over 51,000 patients struggling with depression.

For further information please contact:

Glen Akselrod
Investor Relations
Greenbrook TMS Inc.

Contact Information:
investorrelations@greenbrooktms.com
1-855-797-4867

Cautionary Note Regarding Forward-Looking Information

Certain information in this press release, including, but not limited to, information with respect to the Company’s future financial or operating performance, the Company’s expectations regarding the closing and potential benefits of the Neuronetics Transaction and the timing thereof, expectations regarding the Supplemental Restructuring Plan and the timing and potential benefits thereof, and the continued roll-out of the Spravato®, medication management and talk therapy offerings at additional Treatment Centers and its potential to enhance profit margins and diversify total revenue, constitute forward-looking information within the meaning of applicable securities laws in Canada and the United States, including the United States Private Securities Litigation Reform Act of 1995 (collectively, “forward-looking information”). Forward-looking information may relate to the Company’s future financial and liquidity outlook and anticipated events or results and may include information regarding the Company’s business, financial position, results of operations, business strategy, growth plans and strategies, technological development and implementation, budgets, operations, financial results, taxes, dividend policy, plans and objectives. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “is positioned”, “estimates”, “outlook”, “forecasts”, “projection”, “prospects”, “strategy”, “intends”, “assumes”, “anticipates” or “does not anticipate” or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “should”, “could”, “would”, “might”, “will” or “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances.

Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this press release, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements, including, without limitation: macroeconomic factors such as inflation and recessionary conditions, substantial doubt regarding the Company’s ability to continue as a going concern due to recurring losses from operations; inability to increase cash flow and/or raise sufficient capital to support the Company’s operating activities and fund its cash obligations, repay indebtedness and satisfy the Company’s working capital needs and debt obligations; prolonged decline in the price of the Common Shares reducing the Company’s ability to raise capital; inability to satisfy debt covenants under the Company’s credit agreement (the “Credit Agreement”) and the potential acceleration of indebtedness; risks related to the ability to continue to negotiate amendments to the Credit Agreement to prevent a default; risks relating to maintaining an active, liquid and orderly trading market for the Common Shares as a result of our delisting from trading on the Nasdaq Capital Market of the Nasdaq Stock Market LLC; risks related to the Company’s negative cash flows, liquidity and its ability to secure additional financing; increases in indebtedness levels causing a reduction in financial flexibility; inability to achieve or sustain profitability in the future; inability to secure additional financing to fund losses from operations and satisfy the Company’s debt obligations and obligations under the Arrangement Agreement; risks relating to completion of the Neuronetics Transaction or any other strategic alternatives to the Neuronetics Transaction should it fail to be consummated, including restructuring or refinancing of the Company’s debt, seeking additional debt or equity capital, reducing or delaying the Company’s business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining bankruptcy protection, and the terms, value and timing of any transaction resulting from that process; risks and uncertainties related to the Neuronetics Transaction, including the timing for completion thereof, and the ability to achieve the benefits expected to be derived therefrom; claims made by or against the Company, which may be resolved unfavorably to us; risks relating to the Company’s dependence on Neuronetics as its exclusive supplier of TMS devices; risks and uncertainties relating to the restatement of our financial statements for the year ended December 31, 2022 and the quarter ended September 30, 2023, including any potential litigation and/or regulatory proceedings as well as any adverse effect on investor confidence and our reputation. Additional risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in the Company’s other materials filed with the Canadian securities regulatory authorities and the United States Securities and Exchange Commission from time to time, available at www.sedarplus.ca and www.sec.gov, respectively. These factors are not intended to represent a complete list of the factors that could affect the Company; however, these factors should be considered carefully. There can be no assurance that such estimates and assumptions will prove to be correct. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company expressly disclaims any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

(US$) (unaudited)	Q3 2024	Q3 2023	YTD 2024	YTD 2023
Service revenue	18,872,131	17,364,264	55,992,388	54,359,174
Other revenue	200,000	–	1,500,000	–
Total revenue	19,072,131	17,364,264	57,492,388	54,359,174

Direct center and patient care costs	10,849,656	10,840,776	33,983,480	33,785,962
Regional employee compensation	5,506,017	4,356,592	16,703,081	13,129,558
Regional marketing expenses	1,717,372	407,538	3,941,952	1,224,139
Depreciation	1,504,986	1,907,477	4,646,387	6,661,521
Total direct center and regional costs	19,578,031	17,512,383	59,274,900	54,801,180
Regional operating loss	(505,900)	(148,119)	(1,782,512)	(442,006)
Center development costs	31,929	137,770	272,650	355,832
Corporate employee compensation	3,760,881	3,629,623	11,671,760	11,880,351
Corporate marketing expenses	49,676	52,237	171,400	83,504
Other corporate, general and administrative expenses	603,817	1,954,017	2,207,278	7,311,213
Share-based compensation	51,923	14,740	111,110	591,470
Amortization	16,426	16,548	49,520	49,643
Interest expense	6,006,379	3,992,801	17,053,294	11,443,446
Interest income	(66)	(64)	(196)	(165)
Gain on extinguishment of loans	–	(34,510)	–	(34,510)
Loss on device contract termination	–	3,181,116	–	3,181,116
Loss before income taxes	(11,026,865)	(13,092,397)	(33,319,328)	(35,303,906)
Income tax expense	–	–	–	–
Loss for the period and comprehensive loss	(11,026,865)	(13,092,397)	(33,319,328)	(35,303,906)
Loss attributable to non-controlling interest	319,366	(59,621)	(51,182)	(215,477)
Loss attributable to the common shareholders of Greenbrook	(11,346,231)	(13,032,776)	(33,268,146)	(35,088,429)
Net loss per share (basic and diluted)	(0.29)	(0.31)	(0.77)	(0.93)

	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
(US$) (unaudited)
Revenue	19,072,131	20,408,067	18,012,190	19,800,561	17,364,264	17,690,449	19,304,461	20,394,124
Regional operating income (loss)	(505,900)	574,370	(1,850,982)	(141,846)	(148,119)	(419,347)	125,460	(824,608)
Net loss attributable to common shareholders of Greenbrook	(11,346,231)	(12,782,245)	(9,139,670)	(19,185,873)	(13,032,776)	(12,575,402)	(9,480,251)	(56,019,542)
Net loss per share – Basic	(0.29)	(0.28)	(0.21)	(0.45)	(0.31)	(0.31)	(0.31)	(1.90)
Net loss per share – Diluted	(0.29)	(0.28)	(0.21)	(0.45)	(0.31)	(0.31)	(0.31)	(1.90)